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                                                                    EXHIBIT 4.22


                     AMENDMENT NO. 3 TO WARRANT CERTIFICATE


     This AMENDMENT NO. 3 TO WARRANT CERTIFICATE (this "AMENDMENT") dated as of July 8, 1996 is entered into by and between HARCOR ENERGY, INC., A Delaware corporation ('HarCor") and TRUST COMPANY OF THE WEST, in its capacities as Investment Manager pursuant to an Investment Management Agreement with General Mills, Inc. and Custodian pursuant to a Custody Agreement dated February 6, 1989 with General Mills, Inc. and State Street Bank and Trust Company, as Trustee (in such capacities, "TCW").

     WHEREAS, HarCor issued a Warrant Certificate to TCW dated June 13, 1990, which was amended as of April 6, 1991 and November 23, 1992 (as amended, the "Warrant Certificate")

     WHEREAS, the parties hereto wish to amend the Warrant Certificate in certain respects, upon the terms and conditions specified herein;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     Section 1. Definitions. Unless otherwise defined herein, capitalized terms defined in the Warrant Certificates are used herein as defined therein.

     Section 2. Amendment. The Warrant Certificate is hereby amended to extend the Expiration Date set forth therein by an additional period of one hundred eighty (180) days.

     Section 3. Shelf Registration. HarCor agrees to cause its registration statement (SEC file no. 32-84496) to remain at all times effective (or cause a successor registration statement to be filed and become effective) through the earlier of (a) March 31, 1998 or (b) the date all of the shares registered thereunder on behalf of TCW have been sold. If such registration statement ( or sucessor registration statement) shall at any time cease to be effective or its effectiveness shall be suspended, the date set forth in clause (a) of the previous sentence shall be extended by the number of days such registration statement was not effective or its effectiveness was suspended.

     Section 4. Conditions Precedent. This Amendment shall become effective immediately after the last to occur of the events set forth below:

     (a) TCW shall have executed a "lock-up" agreement addressed to Rauscher Pierce Refsnes, Inc. and certain other underwriters for a period not exceeding one hundred eighty (180) days in connection with HarCor's proposed public offering or securities. Such "lock up" agreement shall not become effective unless and until this Amendment becomes effective.

          b) The Board of Directors of HarCor shall have authorized the execution, delivery and performance by HarCor of this Amendment.

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     Section 5.  Miscellaneous

          (a) Except as expressly amended hereby, nothing in this Amendment shall be construed as an amendment or waiver of any provision of the Warrant Certificate and, except as so amended or waived, the Warrant Certificate shall remain unchanged and in full force and effect. Each reference in the Warrant Certificate to "this Agreement", "herein", "hereof" and words of similar import shall be deemed a reference to the Warrant Certificate as amended hereby.

          (b) This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

          ( c ) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                         HarCor Energy, Inc.

                         By: /s/ FRANCIS ROTH
                            ---------------------------
                         Name: Francis Roth,
                         Title: President


                         Trust Company of the West, in its
                         capacities as Investment Manager
                         pursuant to an Investment Management
                         Agreement with General Mills, Inc. and
                         Custodian pursuant to a Custody Agreement dated February 6, 1989 with General Mill, Inc. and State Steet Bank and Trust Company, as trustee

                         By: /s/ ARTHUR R. CARLSON
                            ----------------------------
                         Name: Arthur R. Carlson
                         Title: Managing Director

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